Exhibit 99.1

September 6, 2022

Australian Foreign Investment Review Board Approves Metals Acquisition Corp’s Acquisition of the CSA Copper Mine

•	Metals Acquisition Corp. (NYSE: MTAL.U) (“MAC”) is pleased to announce that it has received approval from the Australian Foreign Investment Review Board (“FIRB”) of its proposed acquisition of the CSA Copper Mine (“CSA”), subject to customary tax and reporting obligations

•	No Objection from FIRB approval is a Condition Precedent to the acquisition of CSA from Glencore as announced by MAC on March 17, 2022

Commentary

Mick McMullen, MAC CEO, said: "We are pleased to have satisfied this Condition Precedent under the CSA acquisition agreement as we work towards obtaining shareholder approval and finalizing the transaction.

MAC’s status as a foreign investor under Australian law, together with the nature of the assets being acquired from Glencore, necessitated the acquisition of CSA being subject to regulatory review in accordance with the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth). The Treasurer of the Commonwealth of Australia, acting through the Australian government’s FIRB organization, has confirmed that there is No Objections to the transfer of CSA and associated land so that it will be under the control and ownership of MAC. Conditions attached to the No Objection are standard and involve post-Closing tax and reporting obligations.

Since our March 17th announcement, MAC has deepened its understanding of CSA. We remain convinced that CSA is a strong strategic fit for MAC and that our team has the skills necessary to realize its full potential. We believe CSA provides us with an ideal cornerstone asset with which to establish a high-quality, mid-tier base metals portfolio.”

CSA is a producing, high-grade, underground copper mine located in the Tier 1 mining jurisdiction of western New South Wales, Australia. It has been in operation since 1967.

About Metals Acquisition Corp.

MAC was formed as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is led by Mick McMullen (Chief Executive Officer), Jaco Crouse (Chief Financial Officer) and Dan Vujcic (Chief Development Officer). The Company is focused on green-economy metals and mining businesses in high quality, stable jurisdictions.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, MAC intends to file a registration statement, including a proxy statement/prospectus with the SEC. MAC's shareholders and other interested persons are advised to read, when available, the proxy statement/prospectus as well as other documents filed with the SEC in connection with the proposed business combination, as these materials will contain important information about CSA, MAC, and the proposed business combination. When available, the proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to shareholders of MAC as of a record date to be established for voting on, among other things, the proposed business combination. Shareholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: investors@metalsacqcorp.com. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication.

Participants in the Solicitation

MAC and its directors and executive officers may be deemed participants in the solicitation of proxies from MAC's shareholders with respect to the business combination. MAC stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of MAC in MAC’s final prospectus filed with the SEC on July 30, 2021 in connection with MAC’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to MAC’s shareholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement/prospectus that MAC intends to file with the SEC.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts

Mick McMullen

Chief Executive Officer

Metals Acquisition Corp.

+1 (817) 698-9901

Dan Vujcic

Chief Development Officer

Metals Acquisition Corp.

+61 451 634 120